Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-168892 on Form S-8 of our report dated March 19, 2010 relating to the consolidated financial statements of Osmetech plc, and subsidiaries (the predecessor entity of GenMark Diagnostics, Inc.), appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of Genmark Diagnostics, Inc. and subsidiaries for the year ended December 31, 2010.

/s/    Deloitte LLP

St. Albans, United Kingdom

December 2, 2011